Exhibit 99.1

QuinStreet Reports Fiscal Year 2012 Financial Results

Foster City, CA — July 31, 2012 — QuinStreet, Inc. (NASDAQ: QNST), a leader in vertical marketing and media online, today announced its financial results for the fiscal year ended June 30, 2012.

The Company reported total revenue of $370.5 million and adjusted EBITDA of $72.6 million, or 20% of revenue.

For the year, GAAP net income was $13.0 million, or $0.28 per diluted share. Adjusted net income for the fiscal year was $40.0 million, or $0.85 per diluted share. Adjusted net income excludes stock-based compensation expense and amortization of intangible assets, net of estimated tax.

Revenue from the Education client vertical was $155.1 million. Revenue from the Financial Services client vertical was $155.7 million. Revenue from Other client verticals was $59.7 million.

The Company generated $54.5 million of normalized free cash flow, repurchased 4.8 million shares for $45.0 million and closed the fiscal year with $105.3 million in cash and marketable securities.

Reconciliations of adjusted net income to net income, adjusted EBITDA to net income, and free cash flow to net cash provided by operating activities are included in the accompanying tables.

“We continued to manage through challenges and uncertainties in fiscal 2012, particularly in our core Education and Financial Services client verticals,” commented Doug Valenti, QuinStreet CEO. “We are not satisfied with our top line results. We did make good progress on initiatives that we believe position us for long-term growth. This is still a very large and early market opportunity. Our business model and capabilities remain strong. We delivered attractive margins and cash flow in the year, consistent with historic and target rates.”

Mr. Valenti continued, “We are confident in the initiatives we have underway to return to growth. Visibility remains limited due to continuing uncertainties in our client verticals and the economy. For the first fiscal quarter of 2013, the quarter ending September 30, revenue is expected to be approximately flat versus this past June quarter, with adjusted EBITDA margin in the high teens. We expect adjusted EBITDA margin for the year of 20%, as we delivered last year and as we have delivered for the past ten years.”

Conference Call today, July 31, 2012

QuinStreet will host a conference call and corresponding live webcast at 2:30 p.m. PT today. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:30 p.m. PT on July 31, 2012 until 11:59 p.m. PT on August 7, 2012 by dialing 1-800-585-8367 in the U.S. and Canada, or 1-404-537-3406 for international callers, using passcode 98832594#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Final operating results will be included in the Company’s annual report on Form 10-K, which will be filed with the Securities and Exchange Commission no later than September 13, 2012.

About QuinStreet

QuinStreet, Inc. (Nasdaq:QNST) is one of the largest Internet marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. The company is a leader in visitor-friendly marketing practices. For more information, please visit QuinStreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net. The term “adjusted net income” refers to a financial measure that we define as net income adjusted for amortization expense and stock-based compensation expense, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. “Normalized free cash flow” refers to free cash flow adjusted for changes in operating assets and liabilities and the impact from excess tax benefits from stock-based compensation. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to us and investors because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. The measure normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and therefore helps understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. The Company believes that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry. Free cash flow and normalized free cash flow have certain limitations in that they do not represent the total increase or decrease in the cash balance for the period, nor do they represent the residual cash flow for discretionary expenditures. Therefore, we think it is important to evaluate both of these cash flow measures along with our consolidated statement of cash flows and understand any changes in the operating assets and liabilities.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will, “ “believe, “ “intend, “ “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites; the Company’s ability to identify and manage acquisitions; the impact of the current economic climate on the Company’s business; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2012, which will be filed with the SEC no later than September 13, 2012. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Contact Information:

Erica Abrams or Matthew Hunt

(415) 217-5864 or (415) 489-2194

erica@blueshirtgroup.com

matt@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	June 30,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$68,531	$132,290
Marketable securities	36,736	34,927
Accounts receivable, net	52,830	48,225
Deferred tax assets	7,665	10,253
Prepaid expenses and other assets	7,774	5,773

Total current assets	173,536	231,468

Property and equipment, net	8,755	8,875
Goodwill	243,049	211,856
Other intangible assets, net	72,444	65,847
Deferred tax assets, noncurrent	8,446	5,866
Other assets, noncurrent	930	1,012

Total assets	$507,160	$524,924

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,870	$23,300
Accrued liabilities	29,462	33,238
Deferred revenue	2,553	2,531
Debt	15,429	10,038

Total current liabilities	70,314	69,107

Deferred revenue, noncurrent	49	58
Debt, noncurrent	92,167	96,010
Other liabilities, noncurrent	6,273	4,360

Total liabilities	168,803	169,535

Stockholders’ equity
Common stock	43	50
Additional paid-in capital	220,552	255,689
Treasury stock	(1,178)	(7,779)
Accumulated other comprehensive income	(1,439)	51
Retained earnings	120,379	107,378

Total stockholders’ equity	338,357	355,389

Total liabilities and stockholders’ equity	$507,160	$524,924

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2012	2011	2012	2011
Net revenue	$85,698	$94,118	$370,468	$403,021
Cost of revenue (1)	67,044	69,122	283,466	291,991

Gross profit	18,654	24,996	87,002	111,030
Operating expenses: (1)
Product development	4,806	5,843	21,051	24,163
Sales and marketing	2,960	3,285	14,074	17,382
General and administrative	7,072	5,206	23,375	20,396

Operating income	3,816	10,662	28,502	49,089
Interest income	29	30	134	169
Interest expense	(1,153)	(1,105)	(4,462)	(4,213)
Other income (expense), net	79	(95)	(42)	56

Income before income taxes	2,771	9,492	24,132	45,101
Provision for taxes	(2,570)	(3,046)	(11,131)	(17,887)

Net income	$201	$6,446	$13,001	$27,214

Net income attributable to common stockholders
Basic	$201	$6,446	$13,001	$27,214

Diluted	$201	$6,446	$13,001	$27,214

Net income per share attributable to common stockholders
Basic	$0.00	$0.14	$0.28	$0.59

Diluted	$0.00	$0.13	$0.28	$0.55

Weighted average shares used in computing net income per share attributable to common stockholders
Basic	43,896	47,161	45,846	46,222
Diluted	44,674	49,645	46,859	49,130
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$955	$1,095	$4,293	$4,506
Product development	591	621	2,570	2,705
Sales and marketing	660	631	3,096	3,747
General and administrative	699	750	3,037	2,992

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash Flows from Operating Activities
Net income	$201	$6,446	$13,001	$27,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,493	7,020	31,150	27,272
Provision for sales returns and doubtful accounts receivable	(1,473)	108	84	(35)
Stock-based compensation	2,905	3,097	12,996	13,950
Excess tax benefits from stock-based compensation	(51)	(714)	(197)	(7,458)
Other non-cash adjustments, net	474	(109)	1,950	99
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,327)	4,371	(1,983)	3,885
Prepaid expenses and other assets	(2,436)	3,051	(2,695)	4,947
Other assets, noncurrent	114	(13)	78	120
Deferred taxes	2,782	(3,252)	2,782	(3,252)
Accounts payable	(1,318)	(192)	(376)	6,375
Accrued liabilities	(579)	(851)	(7,405)	2,552
Deferred revenue	14	96	(242)	1,043
Other liabilities, noncurrent	(2,449)	536	(1,416)	1,459

Net cash provided by operating activities	5,350	19,594	47,727	78,171

Cash Flows from Investing Activities
Capital expenditures	(251)	(939)	(2,268)	(5,363)
Business acquisitions, net of notes payable and cash acquired	(5,436)	(115)	(60,075)	(91,838)
Internal software development costs	(633)	(519)	(2,379)	(1,841)
Purchases of marketable securities	(10,409)	(20,510)	(48,216)	(54,433)
Proceeds from sales and maturities of marketable securities	10,839	10,743	45,002	19,227
Other investing activities	1	(509)	30	(515)

Net cash used in investing activities	(5,889)	(11,849)	(67,906)	(134,763)

Cash Flows from Financing Activities
Payments for issuance of common stock	—	—	—	(106)
Proceeds from exercise of common stock options	1,172	4,130	4,698	16,710
Proceeds from bank debt, net of issuance costs	—	—	5,884	24,425
Principal payments on bank debt	(1,250)	(1,313)	(5,125)	(3,963)
Payment of bank loan upfront fees	—	—	(1,370)	—
Principal payments on acquisition-related notes payable	(1,176)	(3,727)	(3,366)	(11,452)
Excess tax benefits from stock-based compensation	51	714	197	7,458
Withholding taxes related to restricted stock net share settlement	(71)	—	(417)	—
Repurchases of common stock	(7,355)	—	(43,948)	—

Net cash (used in) provided by financing activities	(8,629)	(196)	(43,447)	33,072

Effect of exchange rate changes on cash and cash equivalents	(162)	57	(133)	40
Net increase (decrease) in cash and cash equivalents	(9,330)	7,606	(63,759)	(23,480)
Cash and cash equivalents at beginning of period	77,861	124,684	132,290	155,770

Cash and cash equivalents at end of period	$68,531	$132,290	$68,531	$132,290

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$201	$6,446	$13,001	$27,214
Amortization of intangible assets	7,192	5,590	25,961	22,165
Stock-based compensation	2,905	3,097	12,996	13,950
Tax impact of the above items	(2,346)	(3,222)	(11,982)	(13,040)

Adjusted net income	$7,952	$11,911	$39,976	$50,289

Adjusted diluted net income per share	$0.18	$0.24	$0.85	$1.02

Weighted average shares used in computing adjusted diluted net income per share	44,674	49,645	46,859	49,130

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income	$201	$6,446	$13,001	$27,214
Interest and other income (expense), net	1,045	1,170	4,370	3,988
Provision for taxes	2,570	3,046	11,131	17,887
Depreciation and amortization	8,493	7,020	31,150	27,272
Stock-based compensation	2,905	3,097	12,996	13,950

Adjusted EBITDA	$15,214	$20,779	$72,648	$90,311

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$5,350	$19,594	$47,727	$78,171
Capital expenditures	(251)	(939)	(2,268)	(5,363)
Internal software development costs	(633)	(519)	(2,379)	(1,841)

Free cash flow	$4,466	$18,136	$43,080	$70,967

Changes in operating assets and liabilities,less excess tax benefits from stock-based compensation	5,250	(3,032)	11,454	(9,671)

Normalized free cash flow	$9,716	$15,104	$54,534	$61,296